UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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May 15, 2018

Dear NYCR Shareholder,

I would like to thank you for investing in American Realty Capital New York City REIT (“NYCR”). Your investment is very important, and I want you to know that maximizing value for our shareholders and best positioning the company for a future liquidity event are our highest priorities. To do that, the NYCR Board is asking you to approve three charter amendments that we believe will enhance NYCR’s ability to execute a liquidity event through an acquisition or public listing.

Last year you voted in favor of proposed charter amendments, but our records show that you haven’t voted yet this year. I ask that you cast your vote in favor of these proposals by following the instructions on the enclosed proxy card or call our Investor Relations department with any questions you might have about them. A few points to consider:

WHAT CHANGES IF I VOTE FOR THE PROPOSALS?
The current NYCR charter was set up to follow North American Securities Administrators Association (NASAA) guidelines. Because we have terminated our initial public offering and do not intend to raise additional capital publicly as an unlisted company in the future, our charter no longer needs to include these guidelines. In fact, the Board’s proposed updates would align NYCR’s charter with the charters of publicly traded REITs which are incorporated in Maryland and follow the provisions of the Maryland General Corporation Law (MGCL). Making these adjustments now provides the company for greater flexibility in pursuing liquidity for our shareholders. In prior years, similar charter amendments have been approved by shareholders of many non-traded REITs as they approached a potential liquidity event.

WHY IS VOTING FOR THESE AMENDMENTS IMPORTANT?
The Board wants to consider as many liquidity options as possible for you, the NYCR shareholders, and the amendments remove provisions which could otherwise prevent us from pursuing opportunities that we deem to be advantageous or impose obligations that could add to our costs or prevent us from responding quickly to such opportunities. The ultimate goal is to provide a successful liquidity event for our shareholders.

HOW CAN I VOTE FOR THE CHARTER CHANGES?
Vote FOR the Board recommended charter amendments by marking “FOR” each proposal on the enclosed proxy card, signing and dating the card, and mailing it in the return envelope provided for your use. If it is more convenient, you may also vote online at www.proxyvote.com, or by calling Alliance at 855-976-3323. Voting takes only a few minutes.

I NEED MORE INFORMATION
Please see the proxy materials previously mailed to you, which are also available at www.newyorkcityreit.com or on the Securities and Exchange Commission website at www.sec.gov, for more information regarding the proposals voting on them at the annual meeting. If you have any questions, would like to vote over the telephone or need new proxy materials, call 855-976-3323 to speak with a proxy voting specialist.

If you would like to discuss the proposed charter amendments with NYCR’s Investor Relations department, please call 866-902-0063.

Make sure your voice is heard and vote your shares today.

Sincerely,

Michael Weil
Chief Executive Officer